UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2024
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Strategic Realty Trust, Inc.
(Exact name of Registrant specified in its Charter)
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Maryland	000-54376	90-0413866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
1 S Wacker Dr, Suite 3210
Chicago, Illinois, 60606
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (312) 878-4860

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.
On June 14, 2016, Strategic Realty Trust, Inc. (the “Company”), through an indirect subsidiary, purchased two retail properties located in San Francisco, California located at 400 Grove Street and 8 Octavia Street.
On July 27, 2016, the Company, through an indirect subsidiary, purchased a 100% ownership interest in Fulton Street Shops located in San Francisco, California (“Fulton Shops”).
On December 22, 2016, the Company, through an indirect subsidiary, purchased a 100% ownership interest in certain property located in the Hayes Valley neighborhood at 450 Hayes Street in San Francisco, California (“450 Hayes”).
On January 4, 2017, the Company purchased certain property located in the Hayes Valley neighborhood at 388 Fulton Street in San Francisco, California (“388 Fulton Street”).
The Company, through its wholly owned subsidiaries, owns five operating properties in San Francisco, California, referred to as 400 Grove Street, 8 Octavia Street, Fulton Shops, 450 Hayes, and 388 Fulton Street (collectively, the “San Francisco Assets”). On August 12, 2024, the due diligence period expired under the five related purchase and sale agreements and escrow instructions for the sale of each of the San Francisco Assets by and between the property owning subsidiary of the Company and HFGO Investors, LLC, an affiliate of Moran Capital LLC. The purchaser is unaffiliated with the Company or its advisor. The agreements provide that the disposition of each of the San Francisco Assets is conditioned on the disposition of each other San Francisco Asset and the properties are considered related properties.
On September 12, 2024, the Company consummated the disposition of the San Francisco Assets for approximately $10.9 million in cash, before customary closing and transaction costs. The disposition resulted in net cash proceeds after customary closing and transaction costs of $9.8 million which was used to partially repay the loan from PHP Holding Company VI, LLC and the San Francisco assets were released as security from the deed of trust. The outstanding balance on the loan from PHP Holding Company VI, LLC after the sale of the San Francisco Assets is approximately $8.1M and is secured by a deed of trust at the property in Los Angeles known as the Silverlake Collection.
Item 9.01. Financial Statements and Exhibits.
(b) Pro forma financial information.
The pro forma financial information of the Company as adjusted to give effect to the sale of the San Francisco properties is presented in the unaudited pro forma condensed consolidated financial statements filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
(d) Exhibits
99.1    Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC REALTY TRUST, INC.

Dated: September 18, 2024	By:	/s/ Ryan Hess
Ryan Hess
Chief Financial Officer